Exhibit 10.39


                              TERMINATION AGREEMENT


     This TERMINATION AGREEMENT dated as of December 31, 2010 (this "Agreement") between RCPI LANDMARK PROPERTIES, L.L.C., having an office c/o Tishman Speyer, 45 Rockefeller Plaza, New York, New York 10111 ("Landlord"), and BKF Management Co., Inc. a Delaware corporation, having an office at 225 N.E. Mizner Blvd, Ste. 400, Boca Raton, Florida 33432 ("Tenant").

                               W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Landlord's predecessor-in-interest, Rockefeller Center Properties, and Tenant's predecessor-in-interest, John A. Levin & Co., Inc., entered into that certain Lease dated December 20, 1993, as amended by Supplemental Indenture dated March 2, 1995, the First Amendment to Lease dated June 23, 1997, the Second Amendment to Lease dated as of January 22, 1998, the Third Amendment to Lease dated as of December 31, 1998, the Fourth Amendment of Lease dated July 18, 2000, the Fifth Amendment to Lease dated as of May 14, 2001, Conduit License Agreement dated May 14, 2001, the Sixth Amendment to Lease dated as of September 28, 2001, and the Seventh Amendment to Lease and Partial Surrender Agreement dated October 10, 2003 (as so amended, the "Original Lease") with respect to the entire 18th floor, the entire 19th floor and Space 'G' on the 15th floor (the "Storage Premises"), (collectively the "Premises") of the building known as One Rockefeller Plaza, New York, New York (the "Building") all as more particularly described in the Lease; and

     WHEREAS, Tenant desires to surrender all of its right, title and interest in and to the Premises and to terminate the Lease, and Landlord desires to accept such surrender and termination, all on the terms and conditions as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Lease.

     2. Termination of Lease. (a) Effective as of January 1, 2011 (the "Surrender Date"), the term of the Lease shall end and expire and Tenant's estate in and possession of the Premises shall terminate and be wholly extinguished with the same force and effect as if such date was initially set forth in the Lease as the expiration date thereof. All fixed rent, additional rent and other amounts payable under the Lease shall be apportioned as of the Surrender Date. In consideration of Landlord accepting Tenant's surrender of the Premises and the termination of the Lease and in payment of all sums due under the Lease through and including the Surrender Date, Tenant shall pay to Landlord upon the execution and delivery of this Agreement, by certified or bank check, the sum of $1,139,049.63 (the "Termination Payment"), without any set-off, counterclaim, abatement or deduction whatsoever.

          (b) Tenant represents and warrants that it has not assigned, pledged or encumbered the Lease or sublet the Premises or done or suffered any other action as a result of which the Lease or the Premises might be subject to any lien or encumbrance other than that certain sublease between Tenant and Daylight Forensic and Advisory LLC ("Subtenant"), and which was further sub-subleased to Navigant Consulting, Inc. ("Sub-subtenant"), it being acknowledged that Landlord has consented to both the sublease and the sub-sublease prior to the date hereof. Tenant warrants that the foregoing covenants and representations will be true and correct as of the Surrender Date. Landlord and Tenant further agree and acknowledge that Landlord has consented to the occupancy of the Premises subsequent to the Surrender Date by either (or both Subtenant and Sub-subtenant), and that Tenant shall have no liability for its failure to deliver vacant possession of the Premises to Landlord.

          (c) Provided Tenant has not defaulted under any of the terms of the Lease or this Agreement, Landlord shall, within 30 days following notice from Tenant that the Surrender Date has occurred, return to Tenant the Security then being held by Landlord pursuant to Article Twenty-Six of the Lease.

          (d) Tenant shall complete and timely submit all returns and questionnaires relating to New York City and State real property transfer tax laws and any other applicable real property transfer or gains tax laws (the taxes which are the subject of such laws are hereinafter referred to collectively as "Transfer Taxes") in connection with the transactions contemplated by this Agreement (and Landlord shall promptly execute any Transfer Tax returns and questionnaires required to be executed by Landlord, provided such returns and questionnaires are in form reasonably satisfactory to Landlord), if applicable. Tenant shall timely pay all Transfer Taxes, if any, and shall deliver evidence, reasonably acceptable to Landlord, of such payment simultaneously to Landlord. Tenant shall indemnify, defend (with legal counsel reasonably acceptable to Landlord) and hold harmless Landlord from all losses, liabilities, interest, judgments, suits, demands, damages, costs and expenses (including attorneys' fees and disbursements incurred in the defense thereof) that Landlord may incur by reason of Tenant's failure to complete and timely submit any and all Transfer Tax returns and questionnaires and/or Tenant's failure to timely pay any and all Transfer Taxes.

     3. Release of Tenant. Provided that (i) Tenant complies in all respects with its obligations hereunder, (ii) Tenant is not named as a debtor in any bankruptcy proceeding during the period of 101 days following Landlord's actual receipt of the Termination Payment, (iii) Landlord receives the full amount of the Termination Payment and (iv) Landlord is not required to disgorge any sums received from Tenant, then effective as of the Effective Date, Landlord, on behalf of itself and each of its parent, subsidiaries, affiliates, shareholders, members, partners, officers and directors and the successors and assigns of each of them (collectively, the "Landlord Related Persons") shall be deemed, without further action, to have released, acquitted and forever discharged Tenant and each of its parent, subsidiaries, affiliates, shareholders, members, partners, officers and directors and the successors and assigns of each of them (collectively, the "Tenant Related Persons") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities, whatsoever (including, without limitation, any adjustments of Operating Expenses), whether known or unknown, suspected or unsuspected, both at law and in equity, which Landlord or any Landlord Related Person now has, have ever had or may hereafter have against Tenant or any Tenant Related Person arising under or related to the Lease or the Premises. Notwithstanding the foregoing, all of Tenant's obligations and liabilities under the Lease and this Agreement which accrued or arose or relate to matters occurring on or before the Effective Date shall survive the Effective Date, including, without limitation, Tenant's obligation under the Lease (and any liability resulting from Tenant's failure to perform such obligation) to indemnify, defend and hold harmless Landlord for all liabilities, obligations, suits, claims, fines, damages, penalties, costs, charges and expenses (collectively, the "Damages") (including, without limitation, attorneys' fees and disbursements) which may be imposed upon, incurred or paid by, or asserted against, Landlord, or for which Landlord may become, or is, liable, that are imposed by, or incurred or paid to, or asserted by, third parties, including, without limitation, Damages resulting from (a) injuries to persons occurring at the Premises on or prior to the Effective Date; (b) Tenant's failure to have paid for any work performed at, or materials or supplies installed at or furnished to, the Premises on or prior to the Effective Date, at the request of, or for the benefit of, Tenant or any person or entity claiming by, through or under Tenant; or (c) Tenant's failure to have paid for any utilities or services furnished to Tenant on or prior to the Effective Date.

     4. Release of Landlord. Effective as of the Effective Date, Tenant, on behalf of itself and each of the Tenant Related Persons, hereby releases, acquits and forever discharges Landlord and each of the Landlord Related Persons from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities, whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (collectively, "Tenant Claims"), which Tenant or any Tenant Related Person now has, has ever had or may hereafter have against Landlord or any Landlord Related Person arising under or related to, the Lease, or the Premises.

     5. Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Agreement other than Tishman Speyer Properties, L.P. ("TSP"), and that, to the best of its knowledge, no other broker negotiated this Agreement or is entitled to any fee or commission in connection herewith. Landlord shall pay TSP any commission due in connection with the transactions contemplated by this Agreement in accordance with the terms of a separate agreement. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than TSP) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Agreement, or the above representation being false.

     6. Representations and Indemnification. (a) Tenant hereby represents and warrants to Landlord that, as of the date hereof, (i) the Lease is in full force and effect and has not been modified except pursuant to this Agreement; (ii) to the best of Tenant's knowledge, there are no defaults existing under the Lease;
(iii) to the best of Tenant's knowledge there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease;
(iv) this Agreement has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant; and (v) there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

          (b) Tenant agrees to indemnify, defend and hold harmless Landlord for all Damages (including, without limitation, reasonable attorneys' fees and disbursements) which may be imposed upon, incurred or paid by, or asserted against Landlord, resulting from (a) Tenant's breach of any its agreements, covenants, representations and warranties hereunder and (b) any inability of Landlord to retain the full amount of the Termination Payment.

     7. Miscellaneous. (a) Except as set forth herein, nothing contained in this Agreement shall be deemed to amend or modify in any respect the terms of the Lease.

          (b) This Agreement contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

          (c) This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. (d) This Agreement shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

          (e) The terms and provisions of this Agreement shall survive the expiration or earlier termination of the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

                                    LANDLORD:

                                    RCPI LANDMARK PROPERTIES, L.L.C.


                                    By: /s/
                                        -------------------------------------

                                     TENANT:

                                     BKF Management Co., Inc.


                                     By: /s/
                                         -------------------------------------